Exhibit 10.32

PRESTIGE BRANDS HOLDINGS, INC.
2005 LONG-TERM EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR PERFORMANCE UNITS

THIS AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of ____ ___, 2017 by and between PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (the “Company”), and ______ (the “Participant”), pursuant to the Prestige Brands Holdings, Inc. 2005 Long-Term Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Participant is eligible to receive an Award under the terms of the Plan; and

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.AWARD OF PERFORMANCE UNITS. On the date specified on Exhibit A attached hereto (the “Date of Grant”) but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Performance Units (“Performance Units”) entitling the Participant to receive from the Company, without payment, one share of Common Stock (a “Share”) for each Performance Unit earned based on achievement of the Performance Objectives (as defined in Exhibit A attached hereto). The target number of Shares subject to this Award is set forth on Exhibit A attached hereto (the “Target Award”). Depending on the Company’s level of attainment of specified performance goals for the three-year period beginning April 1, 20__ and ending March 31, 20___, Grantee may earn 0% to 200% of the Target Award, in accordance with the performance metrics described on Exhibit A attached hereto and the terms of this Agreement.
2.    EFFECT OF PLAN. The Performance Units are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the Performance Units.
3.     VESTING. The Performance Units have been credited to a bookkeeping account on behalf of the Participant. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding the foregoing, if, prior to the Confirmation Date (as defined in Exhibit A attached hereto), the Participant shall cease to be an employee of the Company due to his or her death, Disability or Retirement, then (i) the Participant shall be treated for all purposes of this Agreement as if he or she had remained as an employee of the Company through the Confirmation Date, and (ii) the Participant shall have the opportunity to earn the Performance Units pursuant to the terms and conditions of this Agreement, which

Performance Units shall be prorated by multiplying the Confirmed Performance Units (as defined in Exhibit A attached hereto), if any, by a fraction, the numerator of which shall be the number of full calendar months elapsed during the Performance Period prior to the date of termination of employment, and the denominator shall be thirty-six (36). If the Participant’s employment is terminated for any reason other than death, Disability or Retirement, then the Performance Units will be forfeited and reconveyed to the Company without further consideration or any act or action by the Participant.
4.    ACCELERATION UPON CHANGE IN CONTROL. Upon a Change in Control prior to the conclusion of the Performance Period, the Participant will earn a number of Performance Units equal to the greater of (i) the number of Performance Units underlying the Target Award, or (ii) the number of Performance Units earned based on the actual level of achievement of the Performance Objectives, measured as of the effective date of the Change in Control. For purposes of clause (ii), the determination of performance shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
5.    RIGHTS PRIOR TO VESTING. If any dividends or other distributions are paid with respect to the Shares while the Performance Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Performance Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of the Participant. Such amounts shall be subject to the same vesting, forfeiture and payment provisions as the Performance Units to which they relate.
6.    SETTLEMENT OF PERFORMANCE UNITS. Confirmed Performance Units will be converted to actual unrestricted Shares (one Share per earned Performance Unit) on the Confirmation Date (as defined on Exhibit A), subject to the Participant’s continued employment with the Company on the Confirmation Date, except as otherwise provided herein. These shares will be registered on the books of the Company in Participant’s name as of the Confirmation Date and stock certificates for the Shares shall be delivered to Participant or Participant’s designee upon request of Participant.
7.    SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgement that the Performance Units shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.
8.    NO ASSIGNMENT. The Performance Units are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.
9.    NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or shall adversely affect the right of the Company to terminate the Participant’s employment with or without cause at any time.
10.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

11.    BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.
12.    COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.
13.    WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the grant or vesting of the Performance Units. With respect to withholding required upon the vesting of the Performance Units, the withholding requirement will be satisfied by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

[Signature page to follow]

Exhibit 10.32

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

PRESTIGE BRANDS HOLDINGS, INC.

By:
Name: ______________
Title: _______________

_____________________________

EXHIBIT A

TO

AWARD AGREEMENT, dated as of ___ __, 20__ between PRESTIGE BRANDS HOLDINGS, INC. and _______.

1.    Date of Grant: ____ __, 20___
2.    Target Award of Performance Units: «Units»

3.
Performance-Based Vesting Schedule:    The Performance Units will be earned, in whole, in part or not at all, based on the Participant’s continued employment with the Company through the Confirmation Date and the Company’s Cumulative Net Sales and Cumulative EBITDA over the Performance Period, as determined in accordance with the following matrices. In each case, payouts between performance levels will be determined based on straight line interpolation.

Performance Matrix for Cumulative Net Sales

Degree of Performance Attainment	Net Sales(1)	Performance Multiplier
Maximum		100%
Target		50%
Threshold		25%
Less than Threshold	Less than	0%

Performance Matrix for Cumulative EBITDA

Degree of Performance Attainment	EBITDA (1)	Performance Multiplier
Maximum		100%
Target		50%
Threshold		25%
Less than Threshold	Less than	0%

(1) In millions.

4.
Determination of Payout: No later than sixty (60) days after the end of the Performance Period (the “Confirmation Date”), the Committee shall determine and certify (i) the Company’s Cumulative Net Sales and Cumulative EBITDA for the Performance Period and (ii) the resulting Performance Multiplier. Subject to Section 4 in the event of a Change in Control, the Target Award shall be multiplied by the Performance Multiplier to determine the number of Performance Units earned and vested (“Confirmed Performance Units”). The Performance Multiplier to be applied to the Target Award is calculated by adding together the “Performance Multiplier” under the performance matrix for each of Cumulative Net Sales and Cumulative EBITDA, as set forth above. For example, if the Performance Multiplier for Cumulative Net Sales is 30% and the Performance Multiplier for

A-1

Cumulative EBITDA is 50%, then the Performance Multiplier applied to the Target Award would be 80%. Confirmed Performance Units will be converted into Shares as provided in Section 6 of this Agreement.
5.    Definitions. For purposes of this Agreement:
“Cumulative EBITDA” means the Company’s cumulative reported net earnings (loss) excluding earnings (loss) from discontinued operations, net, provision (benefit) for income taxes, total other expense, net (which is entirely comprised of interest income and expense), depreciation and amortization (EBITDA) for fiscal years 20__, 20__ and 20__, adjusted to exclude divestitures, acquisitions, costs associated with integration, transition, purchase accounting, impairment charges, changes in accounting policy and other adjustments deemed appropriate by the committee.

“Cumulative Net Sales” means the Company’s cumulative annual “Net Sales,” as reported in the Company’s audited financial statements for fiscal years 20__, 20__ and 20__, adjusted to exclude divestitures, acquisitions, changes in accounting policy and other adjustments deemed appropriate by the committee.

“Performance Multiplier” means the percentage, from 0% to 200%, that will be applied to the Target Award to determine the number of Performance Units will convert to Shares on the Confirmation Date.

“Performance Objectives” means Cumulative Net Sales and Cumulative EBITDA.

“Performance Period” means the period beginning on April 1, 20__ and ending on the earlier of March 31, 20__ or the effective date of a Change in Control.